EXHIBIT 99

                                      Contacts: Julie Hong        (925) 467-3832
                                                Melissa Plaisance (925) 467-3136

          Safeway Inc. Announces Third-Quarter 2003 Results;
  Company Reduces Debt by $871 Million During First 36 Weeks of 2003

    PLEASANTON, Calif.--(BUSINESS WIRE)--Oct. 16, 2003--Safeway Inc.
(NYSE:SWY)

    Results from Continuing Operations

    Safeway Inc. today reported income from continuing operations of $203.3 million ($0.46 per share) for the third quarter ended September 6, 2003. Included in results from continuing operations are employee buyout and severance costs, primarily in Alberta, Canada, totaling $9.7 million ($0.013 per share).
    Income from continuing operations for the third quarter of 2002 was $280.9 million ($0.60 per share).

    Sales

    Third-quarter 2003 comparable store sales increased 0.8% while identical store sales (which exclude replacement stores) rose 0.2%. Excluding the effect of fuel sales, comparable store sales declined 0.9% and identical store sales declined 1.5%. Sales were impacted by continued softness in the economy. Total sales increased to $7.8 billion from $7.5 billion in the third quarter of 2002, primarily due to new store openings and additional fuel sales.

    Gross Profit

    Gross profit decreased 78 basis points to 29.98% of sales in the third quarter of 2003 from gross profit of 30.76% in the third quarter of 2002, primarily due to higher fuel sales, moderately higher shrink and increases in advertising expense.

    Operating and Administrative Expense

    Operating and administrative expense increased 91 basis points to 24.60% of sales in the third quarter of 2003 compared to operating and administrative expense of 23.69% of sales in the third quarter of 2002, primarily due to higher health care, pension and workers' compensation costs and the employee buyout discussed above, combined with soft sales.

    Interest Expense

    Interest expense increased to $92.6 million in the third quarter of 2003 compared to $87.2 million in the third quarter of 2002 primarily due to less interest allocated to discontinued operations in 2003. In accordance with EITF 87-24, interest expense was allocated to discontinued operations based on the ratio of Dominick's net assets to total Safeway net assets. Allocated interest decreased in the third quarter of 2003 because Dominick's net assets have decreased relative to total Safeway net assets.
    The company reduced total debt outstanding by $871 million to $7.46 billion from $8.33 billion at the beginning of 2003.

    Results from Discontinued Operations

    Since management's decision during the fourth quarter of 2002 to sell Dominick's and exit the Chicago market, Dominick's results have been presented as discontinued operations. Loss from discontinued operations was $0.8 million in the third quarter of 2003, consisting of $3.8 million income from operations, $4.8 million adjustment to the estimated loss on disposal and $0.2 million income tax benefit. The final determination as to fair value of Dominick's and amount of tax benefit is dependent on a number of factors, including completion of the transaction, terms of sale, review by taxing authorities and changes in tax law.
    Income from discontinued operations was $0.4 million in the third quarter of 2002. Income from discontinued operations includes all direct charges to operations at Dominick's as well as allocated interest expense. In accordance with the provisions of SFAS 144, no depreciation was charged to discontinued operations after year-end 2002.

    Net Quarterly Results

    Net income for the third quarter of 2003 was $202.5 million ($0.45 per share). Net income for the third quarter of 2002 was $281.3 million ($0.60 per share).

    36-Week Results

    For the first 36 weeks of 2003, sales increased 3% to $23.1 billion from $22.4 billion in 2002. The gross profit margin decreased 128 basis points to 29.98% in 2003 from 31.26% in 2002. Operating and administrative expense increased 87 basis points to 24.62% of sales from 23.75% in 2002. Through 36 weeks the company has also generated $927.6 million in free cash flow from continuing operations (net cash flow from operating activities less net cash flow used by investing activities).

    Capital Expenditures

    During the first 36 weeks of 2003, Safeway invested $566.7 million in cash capital expenditures, opened 31 new stores and closed 24 stores. For the year, the company expects to spend approximately $1.1 billion in cash capital expenditures while opening 35 to 40 new stores and completing approximately 100 remodels.

    Earnings Guidance

    Safeway expects its fourth-quarter earnings will be in the range of $0.66 to $0.69 per share, excluding the effect of the ongoing strike in Southern California.

    About Safeway

    Safeway Inc. is a Fortune 50 company and one of the largest food and drug retailers in North America based on sales. The company operates 1,702 stores in the United States and Canada and had annual sales from continuing operations of $32.4 billion in 2002. The company's common stock is traded on the New York Stock Exchange under the symbol SWY.

    Safeway Conference Call

    Safeway's investor conference call discussing third-quarter results will be broadcast live over the Internet at www.safeway.com/investor_relations at 8:00 a.m. PDT today. Click on Webcast Events to access the live call. An on-demand webcast of the conference call will also be available for approximately one week following the live call.

    This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Such statements relate to, among other things, estimates of earnings, capital expenditures, operating improvements, cost reductions and the performance of acquired businesses and are indicated by words or phrases such as "guidance," "on-going," "expects," "estimate," and similar words or phrases. These statements are based on Safeway's current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, including general business and economic conditions, competitive factors, results of our programs to reduce costs, increase sales and improve capital management, achievement of operating improvements in companies that we acquire, various risks and uncertainties concerning the potential disposition of Dominick's (including whether Safeway is able to dispose of Dominick's, the timing and manner of any disposition, the price paid, the terms of the disposition, changes in tax law, and review by taxing authorities), labor costs, unanticipated events or changes in future operating results, financial condition or business over time, or unfavorable legislative, regulatory or judicial developments, that could cause actual events and results to vary significantly from those included in or contemplated by such statements. The company undertakes no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaims any obligation to do so. Please refer to Safeway's reports and filings with the Securities and Exchange Commission, including the Annual Report to Stockholders in Safeway's most recent Form 10-K and subsequent Quarterly Reports on Form 10-Q for a further discussion of these risks and uncertainties.


                     SAFEWAY INC. AND SUBSIDIARIES
                     CONSOLIDATED INCOME STATEMENT
            (Dollars in millions, except per-share amounts)
                              (Unaudited)


                             12 Weeks Ended        36 Weeks Ended
                         --------------------   ----------------------
                          Sept. 6,  Sept. 7,     Sept. 6,    Sept. 7,
                           2003       2002         2003        2002
                         ---------  ---------   ----------  ----------

 Sales                  $ 7,778.3  $ 7,508.0   $ 23,065.5  $ 22,388.4

 Cost of goods sold      (5,446.0)  (5,198.9)   (16,150.0)  (15,389.9)
                         ---------  ---------   ----------  ----------

 Gross profit             2,332.3    2,309.1      6,915.5     6,998.5

 Operating and
  administrative
  expense                (1,913.6)  (1,778.9)    (5,678.4)   (5,316.2)
                         ---------  ---------   ----------  ----------

 Operating profit           418.7      530.2      1,237.1     1,682.3

 Interest expense           (92.6)     (87.2)      (275.0)     (248.3)

 Other income, net            5.0        5.1         10.2        18.4
                         ---------  ---------   ----------  ----------

 Income from continuing
  operations before
  income taxes and
  cumulative effect of
  accounting change         331.1      448.1        972.3     1,452.4

 Income taxes              (127.8)    (167.2)      (373.2)     (541.5)
                         ---------  ---------   ----------  ----------

 Income from continuing
  operations before
  cumulative effect of
  accounting change         203.3      280.9        599.1       910.9

 Discontinued operations:
   Income from
    operations of
    Dominick's                3.8        0.6          4.1        17.8
   Adjustment to loss on
    disposal of
    Dominick's               (4.8)         -       (377.3)          -
                         ---------  ---------   ----------  ----------
   (Loss) income from
    discontinued
    operations before
    income taxes             (1.0)       0.6       (373.2)       17.8
   Income tax benefit
    (expense)                 0.2       (0.2)       300.2        (6.0)
                         ---------  ---------   ----------  ----------
   (Loss) income from
    discontinued
    operations               (0.8)       0.4        (73.0)       11.8

 Income before
  cumulative effect of
  accounting change         202.5      281.3        526.1       922.7

 Cumulative effect of
  accounting change             -          -            -      (700.0)
                         ---------  ---------   ----------  ----------

 Net income             $   202.5  $   281.3   $    526.1  $    222.7
                         ---------  ---------   ----------  ----------

 Diluted earnings (loss)
  per share:

 Income from continuing
  operations before
  cumulative effect of
  accounting change     $    0.46  $    0.60   $     1.34  $     1.88

  (Loss) income from
   discontinued
   operations (including
   loss on disposal)        (0.01)         -        (0.16)       0.02

 Cumulative effect of
  accounting change             -          -            -       (1.44)
                         ---------  ---------   ----------  ----------

 Net income             $    0.45  $    0.60   $     1.18  $     0.46
                         ---------  ---------   ----------  ----------

 Weighted average shares
  outstanding -
   diluted (in millions)    446.6      471.4        446.3       485.5
                         ---------  ---------   ----------  ----------


                     SAFEWAY INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                         (Dollars in millions)
                              (Unaudited)

                                              Sept. 6,       Year-end
                                                2003           2002
                                             ----------     ----------
ASSETS

Current assets:
    Cash and equivalents                    $    107.3     $     73.7
    Receivables                                  348.0          413.1
    Merchandise inventories                    2,392.9        2,493.0
    Other current assets                         275.6          226.0
    Assets held for sale                         660.8        1,053.3
                                             ----------     ----------

    Total current assets                       3,784.6        4,259.1
                                             ----------     ----------

    Total property, net                        7,982.2        8,010.2

Goodwill                                       2,853.1        2,846.2
Other long-term assets                           832.3          931.8
                                             ----------     ----------

Total assets                                $ 15,452.2     $ 16,047.3
                                             ----------     ----------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Current maturities of notes and
     debentures                             $    850.0     $    780.3
    Current obligations under
     capital leases                               28.1           25.2
    Accounts payable                           1,430.3        1,715.4
    Other current liabilities                    987.0        1,062.1
    Liabilities of operations held
     for sale                                    345.8          353.3
                                             ----------     ----------

    Total current liabilities                  3,641.2        3,936.3
                                             ----------     ----------
Long-term debt:
    Notes and debentures                       6,049.3        7,009.2
    Obligations under capital leases             528.2          512.3
                                             ----------     ----------

    Total long-term debt                       6,577.5        7,521.5

Other long-term liabilities                      967.4          962.0
                                             ----------     ----------

Total liabilities                             11,186.1       12,419.8

Total stockholders' equity                     4,266.1        3,627.5
                                             ----------     ----------

Total liabilities and stockholders'
 equity                                     $ 15,452.2     $ 16,047.3
                                             ----------     ----------


                     SAFEWAY INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (Dollars in millions)
                              (Unaudited)

                                                  36 Weeks Ended
                                             -------------------------
                                               Sept. 6,     Sept. 7,
                                                2003          2002
                                             -----------   -----------
OPERATING ACTIVITIES
      Net cash flow from operating
       activities                               1,371.4       1,492.6
                                             -----------   -----------

INVESTING ACTIVITIES
Cash paid for property additions                 (566.7)       (887.9)
Proceeds from sale of property                    151.1          49.6
Other                                             (28.2)        (25.5)
                                             -----------   -----------
     Net cash flow used by investing
      activities                                 (443.8)       (863.8)
                                             -----------   -----------

FINANCING ACTIVITIES
Additions to short-term borrowings                  1.9           3.7
Payments on short-term borrowings                  (2.6)            -
Additions to long-term borrowings                  90.8       1,909.6
Payments on long-term borrowings               (1,003.6)     (1,296.4)
Purchase of treasury stock                            -      (1,288.4)
Net proceeds from exercise of stock options         8.6          27.0
Other                                              (0.9)        (11.7)
                                             -----------   -----------
    Net cash flow used by financing
     activities                                  (905.8)       (656.2)
                                             -----------   -----------

DISCONTINUED OPERATIONS
   Net cash from discontinued operations           11.8          39.6
                                             -----------   -----------

Increase in cash and equivalents                   33.6          12.2

CASH AND EQUIVALENTS
    Beginning of period                            73.7          65.7
                                             -----------   -----------
    End of period                           $     107.3   $      77.9
                                             -----------   -----------



                     SAFEWAY INC. AND SUBSIDIARIES
                  RECONCILIATION OF NON-GAAP MEASURES
                         (Dollars in millions)
                              (Unaudited)


 RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA FROM CONTINUING
  OPERATIONS(1):

                               12 Weeks Ended        36 Weeks Ended
                           --------------------   -------------------
                            Sept. 6,   Sept. 7,   Sept. 6,   Sept. 7,
                             2003        2002       2003       2002
                           --------    --------   --------   --------

 Net income               $   202.5   $   281.3  $   526.1  $   222.7
 Add (subtract):
  Loss (income) on
   discontinued operations,
   net of tax                   0.8        (0.4)      73.0      (11.8)
  Cumulative effect of
   accounting change              -           -          -      700.0
  Income taxes                127.8       167.2      373.2      541.5
  Interest expense             92.6        87.2      275.0      248.3
  Depreciation                192.9       185.8      585.3      552.7
  LIFO expense                  2.3           -        6.9        2.3
  Equity in (earnings)
   losses of
   unconsolidated
   affiliates, net             (1.8)       (1.1)       1.3       (9.9)

                           --------    --------   --------   --------
 Adjusted EBITDA from
  continuing operations   $   617.1   $   720.0  $ 1,840.8  $ 2,245.8
                           --------    --------   --------   --------


 RECONCILIATION OF GAAP CASH FLOW MEASURE TO ADJUSTED EBITDA FROM
  CONTINUING OPERATIONS(1):

                               12 Weeks Ended        36 Weeks Ended
                           --------------------   -------------------
                            Sept. 6,   Sept. 7,   Sept. 6,   Sept. 7,
                             2003        2002       2003       2002
                           --------    --------   --------   --------

 Net cash flow from
  operating activities    $   376.7   $   463.5  $ 1,371.4  $ 1,492.6
 Add (subtract):
  Income taxes                127.8       167.2      373.2      541.5
  Interest expense             92.6        87.2      275.0      248.3
  Net pension expense         (30.0)       (7.4)     (89.1)     (21.2)
  Gain (loss) on
   property retirements         1.6         3.3        3.3      (29.6)
  Other                       (12.0)       (3.3)     (23.2)     (11.8)
  Changes in working
   capital items               60.4         9.5      (69.8)      26.0

                           --------    --------   --------   --------
 Adjusted EBITDA from
  continuing operations   $   617.1   $   720.0  $ 1,840.8  $ 2,245.8
                           --------    --------   --------   --------


 Sales                    $ 7,778.3   $ 7,508.0  $23,065.5  $22,388.4
 Adjusted EBITDA from
  continuing operations
  as a percent of
  sales(2)                    7.93%       9.59%      7.98%     10.03%
 Interest coverage
  ratio(3)                     6.7 x       8.3 x      6.7 x      9.0 x

  (1) "Adjusted EBITDA from continuing operations" means EBITDA (earnings before interest, income taxes, depreciation and amortization) excluding the following: LIFO expense, equity in (earnings) losses of unconsolidated affiliates, net, loss (income) on discontinued operations, net of tax, and cumulative effect of accounting change.

  (2)   Adjusted EBITDA from continuing operations divided by sales

  (3) Adjusted EBITDA from continuing operations divided by interest expense

 RECONCILIATION OF GAAP CASH FLOW MEASURE TO FREE CASH FLOW FROM
  CONTINUING OPERATIONS:

                                                36 Weeks Ended
                                                    Sept. 6,
                                                      2003
                                                ---------------

Net cash flow from operating activities         $       1,371.4
Net cash flow used by investing activities               (443.8)
                                                ---------------
Free cash flow from continuing operations       $         927.6
                                                ===============


    CONTACT: Safeway Inc.
             Julie Hong, 925-467-3832
             Melissa Plaisance, 925-467-3136